EXHIBIT 23

                           BELL TECHNOLOGY GROUP LTD.

                         INDEPENDENT AUDITOR'S CONSENT

        We hereby consent to the incorporation by reference in Registration Statement No. 33-09027 of Bell Technology Group, Ltd. on Form S-8 of our report dated December 19, 1997 appearing in this Annual Report on Form 10-KSB of Bell Technology Group Ltd. for the year ended September 30, 1997.

Arthur Andersen LLP


December 19, 1997